Exhibit 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and shareholders
US Data Authority, Inc.
Boca Raton, Florida

As independent pubic accountants, we hereby consent to the use of our report dated March 29, 2003 (except for the ninth paragraph of Note 3, the date of which is April 10, 2003) on the financial statements of US Data Authority, Inc. for the years ended December 31, 2002 and 2001. The above is incorporated as part of the Annual Report on Form 10KSB.


s/Hixson, Marin, DeSanctis & Company, P.A.

North Miami Beach, Florida
March 29, 2003